EXHIBIT 10.40
SEVERANCE AGREEMENT
     THIS SEVERANCE AGREEMENT (this “Agreement”) is entered into as of the 13th day of March, 2006 (the “Effective Date”), by and between Belden CDT Inc. (the “Company”) and Naresh Kumra (the “Employee”).
SECTION 1. DEFINITIONS. As hereinafter used:
     1.1 “Cause” for termination by the Company or its affiliates of the Employee’s employment means (i) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company or its affiliates (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Employee by the CEO, which demand specifically identifies the manner in which the CEO believes that the Employee has not substantially performed the Employee’s duties, or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Company or its affiliates.
     1.2 “Health Care Coverage” means life insurance, hospitalization, medical and dental coverage at a level that is no less favorable in the aggregate to the Employee than the level in effect on the Effective Date with respect to the Employee.
     1.3 “Severance” means the termination of the Employee’s employment with the Company or its affiliates by the Company or its affiliates other than for Cause. The Employee will not be considered to have incurred a Severance if his employment is discontinued by reason of the Employee’s death or a physical or mental condition causing the Employee’s long-term inability to substantially perform his duties with the Company or its affiliates, including, without limitation, such condition entitling him to benefits under any sick pay or disability income policy or program of the Company or its affiliates.
     1.4 “Severance Date” means the date on which the Employee incurs a Severance.
     1.5 “Severance Pay” means the payment determined pursuant to Section 2.1.

     1.6 “Successor Company” means any successor to all or substantially all of the business and/or assets of Belden CDT Inc., whether direct or indirect, by purchase, merger, consolidation or otherwise.
     1.7 “Weekly Compensation” means (i) 1/52nd of the Employee’s highest annual rate of base salary with the Company as in effect at any time after the Effective Date, plus (ii) 1/52nd of the Employee’s highest annual bonus award (if any) earned by the Employee with the Company with respect to the Company’s three complete fiscal years preceding the Severance Date.
SECTION 2. BENEFITS.
     2.1 If the Employee incurs a Severance, he shall be entitled to receive Severance Pay equal to (i) twenty-six (26), multiplied by (ii) the Employee’s Weekly Compensation.
     2.1 The Company shall pay the Severance Pay to the Employee in installments, twice per month, over the twenty-six (26) week period following the Severance Date.
     2.2 If the Employee incurs a Severance, the Company shall provide to the Employee at its expense with continued Health Care Coverage, and with outplacement services (on an individual basis), in each case for twenty-six (26) weeks following the Severance Date. Health care coverage under COBRA shall run concurrently with the foregoing Health Care Coverage.
     2.3 The Company shall be entitled to withhold from amounts to be paid to the Employee hereunder any federal, state or local withholding or other taxes or charges which it is then legally required to withhold.
     2.4 The benefits to Employee hereunder are in lieu of, and Employee shall not be deemed a participant in, the Belden Inc. Employee Severance Plan (Saint Louis Corporate Office).
SECTION 3. NON-COMPETITION.
     3.1 Commencing on the Effective Date, and continuing during Employee’s employment with the Company and for the twelve (12) month period following the Severance Date (“Restricted Period”), the Employee agrees that the Employee shall not, without the prior written consent of the Company, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity: (i) solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the twelve (12) months preceding the Severance Date an employee, representative, officer or director of the Company or its affiliates; or (ii) knowingly solicit, aid or induce any customer of the Company or its affiliates to purchase goods or services then sold by the Company or its affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer. Further, during the Restricted Period, the Employee agrees that the Employee shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or its affiliates is engaged on the Severance Date or in which they have proposed, on or prior to such date, to be engaged in at any time during the twelve (12)-month period on or after such date, in any locale of any country in which the Company or its affiliates conduct business (provided that the foregoing shall not prohibit ownership of less than two percent (2%) of the stock of publicly held entities). The Employee’s covenants in this Section 3.1 are a material inducement to the Employee’s benefits under this Agreement.
SECTION 4. GENERAL PROVISIONS.
     4.1 When a payment is due under this Agreement to the Employee, if the Employee is unable to care for his affairs, payment may be made directly to his legal guardian or personal representative.
     4.2 Neither the establishment of this Agreement, nor any modification hereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving the Employee, or any person whomsoever, the right to be retained in the service of the Company or its affiliates, and the Employee shall remain subject to discharge to the same extent as if this Agreement had never been adopted, subject to the payments and benefits herein provided.
     4.3 If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.
     4.4 This Agreement shall be fully binding upon in inure to the benefit of the Employee and his heirs, executors, administrators, successors and assigns. This Agreement shall also be fully binding on the Company and each Successor Company, and all references herein to the “Company” shall be deemed to include references to each Successor Company.
     4.5 The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.
     4.6 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by

United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.
     4.7 This Agreement shall be construed and enforced according to the laws of the State of Delaware.
This Agreement is executed by the parties hereto as of the Effective Date.

BELDEN CDT INC.

By: /s/ Cathy Odom Staples Name: Cathy Odom Staples Title: VP Human Resources

/s/ Naresh Kumra
NARESH KUMRA

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